UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2016 (October 26, 2016)

Steampunk Wizards, Inc.

(Exact name of registrant as specified in its charter)

Nevada		45-5440446
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11620 Wilshire Blvd, Office 43, Suite 900, West Los Angeles, CA	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(310) 582-5939

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Item 5.03     Amendments To Articles Of Incorporation Or Bylaws; Changes In Fiscal Year.

On October 26, 2016, Steampunk Wizards, Inc. (the “Parent” or the "Company") entered into an Agreement and Plan of Merger (the “Merger Agreement”) with its wholly-owned subsidiary, Tianci International, Inc., a newly formed Nevada Corporation ("Merger Sub"), with Merger Sub being the surviving entity. The transaction contemplated in the Merger Agreement (“Merger”) shall become effective on November 7, 2016.

As permitted by the Nevada Revised Statutes, the sole purpose of the Merger was to effect a change of the Company's name from Steampunk Wizards, Inc. to Tianci International, Inc. Upon the filing of the Articles of Merger, (the "Articles of Merger") with the Nevada Secretary of State on October 26, 2016 to effect the Merger, the Company's name shall be changed effectively from November 7, 2016.

A copy of the Articles of Merger as filed with the Nevada Secretary of State on October 26, 2016, is attached as Exhibit 2.1. A copy of the Merger Agreement dated October 26, 2016, is attached as Exhibit 2.2.

The Company's common stock will temporarily remain listed for quotation on OTC Markets under the current symbol “SPWZ” until a new symbol is assigned by Financial Industry Regulatory Authority, Inc. (FINRA). The Company will publicly announce the new trading symbol when assigned by FINRA and the effective date of the symbol change.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

2.1	Articles of Merger as filed with the Nevada Secretary of State on October 26, 2016

2.2	Agreement and Plan of Merger, dated October 26, 2016, by and between Steampunk Wizards, Inc. and Tianci International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Steampunk Wizards, Inc.

By:	/s/ Cuilian Cai
Name: Title:	Cuilian Cai President and CEO

Exhibit Index

Exhibit No.	Exhibit

2.1	Articles of Merger as filed with the Nevada Secretary of State on October 26, 2016

2.2	Agreement and Plan of Merger, dated October 26, 2016, by and between Steampunk Wizards, Inc. and Tianci International, Inc.

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